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                              CERTIFICATE OF MERGER

                                       OF

                                   NETWORD LLC
                     (a Delaware limited liability company)

                                      INTO

                                  NETWORD, INC.
                            (a Delaware Corporation)

                         Pursuant to Section 264 of the
                    Delaware General Corporation Law ("DGCL")


                  The undersigned corporation, being the surviving constituent entity, hereby certifies:

                  FIRST:   The name of the surviving constituent entity
is Netword, Inc. Its state of incorporation is Delaware. The name of the non-surviving constituent entity is Netword LLC. Its state of formation is Delaware.

                  SECOND:   An Agreement and Plan of Merger, dated as of
February 16, 1999, between Netword LLC and Netword, Inc. has been approved, adopted, certified, executed and acknowledged by each of the constituent entities in accordance with the requirements of Section 264(c) of the DGCL.

                  THIRD:   Netword, Inc. shall continue as the surviving
corporation.

                  FOURTH:   The Certificate of Incorporation of Netword,
Inc. shall be the Certificate of Incorporation of the surviving constituent entity without change or amendment, until further




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amended in accordance with the provisions thereof and applicable law.

                  FIFTH: The executed Agreement of Merger is on file at the principal place of business of the surviving constituent entity. The address of the principal place of business of the surviving constituent entity is: 702 Russell Avenue, Third Floor, Gaithersburg, Maryland 20877.

                  SIXTH: A copy of the Agreement of Merger will be furnished by the surviving constituent entity, upon request and without cost, to any stockholder of any constituent corporation or any member of any constituent limited liability company.






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                  IN WITNESS WHEREOF, Netword, Inc. has caused this Certificate of Merger to be executed in its name and on its behalf and affirms that the statements made herein are true under the penalties of perjury, this 16th day of February 1999.


                                  NETWORD, INC.
                                    (a Delaware corporation)



                                  By:/s/ Michael Wise
                                     -------------------------------------------
                                         Michael Wise, President